EX-99.16.a

POWER OF ATTORNEY

I, the undersigned member of the Board of Directors of Bridgeway Funds, Inc. (the “Company”) or officer of the Company, as applicable, hereby constitute and appoint Michael D. Mulcahy and John N.R. Montgomery, and each of them singly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacity, the Registration Statement on Form N-14 related to the proposed reorganization of Micro-Cap Limited Fund with and into Ultra-Small Company Fund, any and all pre-effective and post-effective amendments related to such Registration Statement on Form N-14, any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and all related requirements of the Securities and Exchange Commission.  I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 13th day of February  2012.

/s/ John N. R. Montgomery John N. R. Montgomery
/s/ Linda G. Giuffre Linda G. Giuffre
/s/ Kirbyjon Caldwell Kirbyjon Caldwell
/s/ Karen S. Gerstner Karen S. Gerstner
/s/ Miles D. Harper Miles D. Harper
/s/ Evan Harrel Evan Harrel
/s/ Michael D. Mulcahy Michael D. Mulcahy